Exhibit 99.1

Northern Oil and Gas, Inc. Announces Management Transition and Promotions

MINNEAPOLIS, MINNESOTA – December 17, 2019 - Northern Oil and Gas, Inc. (NYSE American: NOG) (“Northern”) today announced that Brandon Elliott, Northern’s Chief Executive Officer, is stepping down as CEO, and will be succeeded by Nicholas O’Grady, Northern’s current President and Chief Financial Officer, effective January 1, 2020. Chad Allen, Northern’s Chief Accounting Officer, will succeed Mr. O’Grady as Chief Financial Officer. Northern is pleased to also announce the hiring of Mike Kelly and additional senior-level promotions.

CEO & CFO APPOINTMENTS

Northern announced the following appointments that will be effective January 1, 2020:

•Nicholas O’Grady, currently President and Chief Financial Officer, promoted to Chief Executive Officer
•Chad Allen, currently Chief Accounting Officer, will succeed Mr. O’Grady as Chief Financial Officer

“I’d like to thank Brandon for his invaluable contributions to Northern’s growth over his tenure and I wish him well in his future endeavors,” commented Bahram Akradi, Chairman of the Board. “I’d also like to congratulate the rest of the team for their well-earned promotions as we continue to build Northern into a non-op powerhouse, and welcome Mike Kelly to the team.”

“I want to thank Bahram, Northern’s board of directors and the entire Northern team for everything they have done to get Northern to this point in its life cycle,” commented Brandon Elliott, Chief Executive Officer. “With the culmination of the financial repositioning and the beginning of a sustainable program to return capital to shareholders, the company and the management team have never been better positioned to continue the successes we have had.”

Mr. Elliott will step down as Chief Executive Officer on December 31, 2019, and from the company’s executive team on January 15, 2020. He will remain a consultant through 2020 to help facilitate the management transition and advise the company and the board on ESG initiatives and other strategic matters.

Nicholas O’Grady has been named Chief Executive Officer, effective January 1, 2020. Mr. O’Grady has served as Northern’s Chief Financial Officer since June 2018 and as President since September 2019.

Chad Allen will become Northern’s Chief Financial Officer, effective January 1, 2020. Mr. Allen has served as Chief Accounting Officer since August 2016, after joining Northern in 2013 as Corporate Controller. He also served as Interim Chief Financial Officer from January – May 2018.

OTHER SENIOR APPOINTMENTS

Northern announced the following additional senior-level appointments that will be effective January 1, 2020:

•Adam Dirlam, currently Executive Vice President of Land, will be promoted to Chief Operating Officer
•Erik Romslo, currently Executive Vice President, General Counsel and Secretary, will be promoted to Chief Legal Officer and Secretary
•Mike Kelly being hired to serve as Executive Vice President of Finance
•James Evans, currently Vice President of Engineering, will be promoted to Senior Vice President of Engineering

Adam Dirlam has been named Chief Operating Officer, effective January 1, 2020. Mr. Dirlam has served as Executive Vice President of Land since June 2018, prior to which he served as Senior Vice President of Land since 2013 and in other roles with Northern since 2009.

Erik Romslo has been named Chief Legal Officer and Secretary, effective January 1, 2020. Mr. Romslo has served as Executive Vice President, General Counsel and Secretary since January 2013 after joining Northern as General Counsel and Secretary in 2011.

Mike Kelly is being hired to serve as Executive Vice President of Finance, effective January 1, 2020. He joins Northern from Seaport Global Securities, where he was a Partner and Head of E&P Research covering over 30 companies in the exploration and production sector since 2011. Prior to this he spent over five years working as an energy analyst for Kennedy Capital Management in St. Louis. Mr. Kelly earned his MBA at Washington University’s Olin School of Business and his undergraduate degree from Trinity University in San Antonio. Mr. Kelly is a CFA charterholder.

James Evans has been named Senior Vice President of Engineering, effective January 1, 2020. Mr. Evans has served as Vice President of Engineering since June 2018, prior to which he served as Reservoir Engineering Manager and in other roles since joining Northern in 2013.

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in Northern’s capitalization, changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s properties, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment or market dividend practices, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products, services and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. These and other applicable risks and uncertainties have been described more fully in Northern’s Annual Report on Form 10-K filed with the SEC on March 18, 2019 and in Northern’s subsequent SEC filings. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Nicholas O’Grady
President & Chief Financial Officer
(952) 476-9800
ir@northernoil.com

Source: Northern Oil and Gas, Inc.